SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): June 1, 2009 (May 27, 2009)

ELEPHANT TALK COMMUNICATIONS INC.
(Exact name of registrant as specified in Charter)

California	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

Schiphol Boulevard 249, 1118 BH Luchthaven Schiphol, The Netherlands

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (31 0 20 653 5916)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

         This Form 8-K and other reports we file from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the Filings) relating to our industry and our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

         Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the exhibits attached to this Current Report on Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement

The QAT II Investments Loan Agreement of May 27, 2009

On May 27, 2009, Elephant Talk Communications, Inc. (the “Registrant”) entered into a Loan Agreement (the “Loan Agreement”) with QAT II Investments SA, a limited liability company formed under the laws of Luxembourg (“QAT II Investments”).  Pursuant to the Loan Agreement, QAT II Investments agreed to lend to the Registrant the sum of €240,000 (or $335,568 based on the May 26, 2009 exchange rate published in the Wall Street Journal on May 27, 2009).  The proceeds of the Loan Agreement were made available to the Registrant on May 27, 2009.  QAT II Investments is affiliated with certain of Registrant’s directors.

The Loan Agreement provides that Registrant will pay QAT II Investments interest at a rate of twelve percent (12%) per annum on the outstanding balance and provides the principal and interest shall be repaid by June 30, 2009.  The outstanding principal and interest shall become immediately due and payable in the event the Registrant fails to make required payments of principal and interest, or otherwise breaches the Loan Agreement and fails to cure such breach upon twenty (20) days notice, or if it disposes of its properties or assets without QAT II Investments’ prior consent, or if it files a petition for bankruptcy or otherwise resolves to wind up its affairs.

Item 2.03	Creation of a Direct Financial Obligation

As more fully described in Item 1.01 of this Current Report, which information is incorporated by reference into this Item 2.03, the Registrant entered into the Loan Agreement with QAT II Investments, thereby creating direct financial obligations.

Item 9.01	Exhibits

(d) Exhibits

Exhibit
    No.                      Description

10.1	Loan Agreement dated May 27, 2009, by and between the Registrant and QAT II Investments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS, INC.

	By:	/s/ Steven van der Velden
Steven van der Velden
President, Chief Executive Officer

Dated: June 1, 2009